RESULTS OF SHAREHOLDER MEETING
                     PHOENIX PHOLIOs(SM)
                      October 31, 2006
                         (Unaudited)

At a special meeting of shareholders of Phoenix PHOLIOs(SM) (the "Trust") held on October 31, 2006, shareholders voted on the following proposals:

1.	To elect eleven Trustees to serve on the Board of Trustees until the next meeting of shareholders at which Trustees are elected
(Proposal 1).

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Trusts
(Proposal 7).


Number of Eligible Units Voted:

                                     For            Against
1.	Election of Trustees

E. Virgil Conway...................98,102,072       2,342,054
Harry Dalzell-Payne................98,112,213       2,331,913
Daniel T. Geraci...................98,112,213       2,331,913
Francis E. Jeffries................98,112,213       2,331,913
Leroy Keith, Jr....................98,087,253       2,356,873
Marilyn E. LaMarche................98,112,213       2,331,913
Philip R. McLoughlin...............98,059,970       2,384,157
Geraldine M. McNamara..............98,112,213       2,331,913
James M. Oates.....................98,101,169       2,342,957
Richard E. Segerson................98,112,213       2,331,913
Ferdinand L. J. Verdonck...........98,112,213       2,331,913




2. To ratify the appointment of
PricewaterhouseCoopers LLC as the independent registered public accounting firm

                For               Against               Abstain
             97,319,831           649,333              2,474,963


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                  RESULTS OF SHAREHOLDER MEETING
                    PHOENIX DIVERSIFIER PHOLIO
                        November 21, 2006
                          (Unaudited)

At a special meeting of shareholders of Phoenix Diversifier PHOLIO (the "Fund"), a series of Phoenix PHOLIOs(SM) (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel, Inc.
("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).


Number of Eligible Units Voted:

           For              Against           Abstain        Broker Non-Votes

1. To permit PIC to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval.

         127,473              0               14,464            35,569

2. Amendment of fundamental restrictions of the Fund with respect to loans.

        127,473             1,448             13,016            35,569



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                   RESULTS OF SHAREHOLDER MEETING
                 PHOENIX WEALTH ACCUMULATOR PHOLIO
                        November 21, 2006
                           (Unaudited)

At a special meeting of shareholders of Phoenix Wealth Accumulator PHOLIO (the "Fund"), a series of Phoenix PHOLIOs(SM) (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1. To approve a proposal to permit Phoenix Investment Counsel, Inc. ("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2. To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).


Number of Eligible Units Voted:

           For          Against           Abstain       Broker Non-Votes

1. To permit PIC to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval

         208,842         10,931           15,080            49,845

2. Amendment of fundamental restrictions of the Fund with respect to loans..

         204,576          15,068          15,210             49,845



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                    RESULTS OF SHAREHOLDER MEETING
                    PHOENIX WEALTH BUILDER PHOLIO
                         November 21, 2006
                            (Unaudited)

 At a special meeting of shareholders of Phoenix Wealth Builder PHOLIO
(the "Fund"), a series of Phoenix PHOLIOs(SM) (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel, Inc.
("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).

3.	To approve a proposal to reclassify the investment objective of the
Investment Objective Funds from fundamental to non-fundamental
(Proposal 6).

Number of Eligible Units Voted:

        For            Against           Abstain        Broker Non-Votes

1.	To permit PIC to hire and replace subadvisers
   or to modify subadvisory agreements without shareholder approval.

      3,443,616        379,567           117,294           1,734,959

2.	Amendment of fundamental restrictions of the
   Fund with respect to loans.

      3,426,540        385,268           128,670           1,734,959

3.	To reclassify the investment objective of the
   Investment Objective Funds from fundamental to non-fundamental

     3,411,694         398,714           130,069           1,734,959


   Proposals 2, 3 and 6 were not approved by shareholders.


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                    RESULTS OF SHAREHOLDER MEETING
                    PHOENIX WEALTH GUARDIAN PHOLIO
                         November 21, 2006
                           (Unaudited)

At a special meeting of shareholders of Phoenix Wealth Guardian PHOLIO (the "Fund"), a series of Phoenix PHOLIOs(SM) (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel, Inc.
("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).

3.	To approve a proposal to reclassify the investment objective of the
Investment Objective Funds from fundamental to non-fundamental
(Proposal 6).

Number of Eligible Units Voted:

        For           Against          Abstain        Broker Non-Votes

1.	To permit PIC to hire and replace subadvisers
   or to modify subadvisory agreements without shareholder approval.

      2,086,843       84,748           110,659            622,128

2.	Amendment of fundamental restrictions of the
Fund with respect to loans.

      2,098,870       61,969           121,412            622,128

3.	To reclassify the investment objective of the
   Investment Objective Funds from fundamental to non-fundamental

      2,094,128       71,926           116,196           622,128